EXHIBIT 10.3

$61,112,000

ENERGY PARTNERS, LTD.

20% Senior Subordinated Secured PIK Notes due 2014

PURCHASE AGREEMENT

September 21, 2009

This Purchase Agreement (this “Agreement”) will confirm the arrangement between Energy Partners, Ltd., a Delaware corporation (the “Company”), Delaware EPL of Texas, L.L.C., a Delaware limited liability company, EPL of Louisiana, L.L.C., a Louisiana limited liability company, EPL Pioneer Houston, Inc. a Texas corporation and EPL Pipeline, L.L.C., a Delaware limited liability company (each, a “Guarantor” and collectively, the “Guarantors”), and the purchasers whose names and addresses are set forth on the signature pages hereof (collectively, the “Purchasers”), relating to the issuance and sale by the Company to the Purchasers of $61,112,000 aggregate principal amount of its 20% Senior Subordinated Secured PIK Notes due 2014 (the “Notes”) as described, and on the terms, conditions and other provisions contained, in this Agreement.

The Notes will be offered and sold to the Purchasers in a private placement (the “Placement”) without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon Section 4(2) (“Section 4(2)”) thereof and/or Regulation D (“Regulation D”) thereunder in connection with and subject to the Second Amended Joint Plan of Reorganization of the Company and certain of its subsidiaries, as modified as of September 16, 2009, as may have been further modified or supplemented prior to the date hereof (the “Plan”) and as confirmed by the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

The Notes are to be sold to the Purchasers pursuant to this Agreement to be entered into by the Company and the Purchasers and are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and the Collateral Agent (as defined below). The obligations of the Company under this Agreement and the Notes will be secured on a second priority basis by (a) substantially all of the personal property assets of the Company and the Guarantors except for specified excluded assets and (b) certain real property assets of the Company and the Guarantors (collectively, the “Collateral”) pursuant to a security agreement (the “Security Agreement”), certain mortgages and deeds of trust (collectively, the “Deeds of Trust”) and certain related security documents (collectively, the “Collateral Agreements”) to be entered into by the Company and/or the applicable Guarantors in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Collateral Agent”) for the ratable benefit of itself, the Trustee and the Purchasers (collectively, the “Secured Parties”).

Pursuant to the Indenture, certain existing and future domestic subsidiaries of the Company shall fully and unconditionally guarantee, on a joint and several senior subordinated secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (each such guarantee being referred to herein as a “Guarantee”).

This Agreement, the Indenture and the Collateral Agreements are referred to herein collectively as the “Transaction Documents”, and the transactions contemplated hereby and thereby are referred to herein collectively as the “Transactions”.

The Company has prepared a Disclosure Statement dated as of June 11, 2009 (the “Disclosure Statement”) that has been filed with the Bankruptcy Court in connection with the Plan. The Disclosure Statement, the Plan, the related Ballot and the documents attached thereto are referred to herein collectively as the “Plan Documents”. All references in this Agreement to the Plan Documents include all documents and information contained in the Plan Documents, as amended or supplemented; all references in this Agreement to documents, financial statements and schedules and other information which are “contained,” “included” or “stated” in the Plan Documents (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Plan Documents, as the case may be; and all references in this Agreement to amendments or supplements to the Plan Documents shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Plan Documents.

On the date hereof, the Company and certain of its subsidiaries have entered into (a) a Credit Agreement with General Electric Capital Corporation, as Administrative Agent (the “Administrative Agent”), GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner, and certain financial institutions as Lenders (the “GE Credit Agreement”) and (b) several collateral documents related to the GE Credit Agreement (the “GE Collateral Documents”).

Section 1. Representations, Warranties and Agreements of the Company and the Purchasers.

(a) Representations, Warranties and Agreements of the Company. The Company and the Guarantors hereby represent, warrant and agree with the Purchasers as follows:

(i) No Material Misstatement or Omission. No certificate, statement or other information delivered herewith or heretofore by the Company or any Guarantor to any Purchaser in connection with the negotiation of this Agreement or in connection with any of the Transactions contains any untrue statement of a material fact or omits to state any material fact known to the Company or any Guarantor (other than industry-wide risks normally associated with the types of businesses conducted by the Company and the Subsidiaries) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to the Company or any Guarantor (other than industry-wide risks normally associated with the types of businesses conducted by the Company and the Guarantors) that has not been disclosed to each Purchaser in writing which could cause a Material Adverse Change.

(ii) Exchange Act Compliance. The documents of the Company filed with the Commission (the “Exchange Act Filings”) as of their date and as of the date hereof, complied and comply in all material respects with the requirements of the Exchange Act. There are no contracts or other documents required to be described in the Exchange Act Filings or to be filed as exhibits to the Exchange Act Filings which have not been described or filed as required.

(iii) The Transaction Documents. The Company has all necessary power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder; each of the Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of several applicability from time to time, relating to or affecting creditors’ rights and general principles of equity (regardless of whether such enforcement is considered in proceedings at law or in equity).

(iv) The Notes. The Company has all necessary power and authority to execute, issue and deliver the Notes; the Notes have been duly authorized for issuance and sale by the Company, will be in the form contemplated by the Indenture and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and the Collateral Agreements, enforceable against the Company in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of several applicability from time to time, relating to or affecting creditors’ rights and general principles of equity (regardless of whether such enforcement is considered in proceedings at law or in equity).

(v) The Guarantees. Each of the Guarantors has all necessary power and authority to execute, issue and deliver its respective Guarantee; the Guarantees have been duly authorized for issuance and sale by each of the Guarantors, will be in the form contemplated by the Indenture and, when executed and the Guarantees issued in accordance with the terms of the Indenture, will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of several applicability from time to time, relating to or affecting creditors’ rights and general principles of equity (regardless of whether such enforcement is considered in proceedings at law or in equity).

(vi) Incorporation and Good Standing of the Company and the Guarantors. Each of the Company and the Guarantors is duly organized, validly existing and, as applicable, in good standing under the laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each of the Company and the Guarantors is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to cause a Material Adverse Change. Except where the failure to take such actions and procedures could not reasonably be expected to cause a Material Adverse Change, each of the Company and the Guarantors has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable. All of the issued and outstanding capital stock or other equity or ownership interest of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim (“Lien”). As of the date hereof, the Company does not own or control, and as of the Closing Date, the Company will not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Subsidiaries”) and (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(vii) No Material Adverse Change. Except as otherwise disclosed in the Exchange Act Filings, since June 30, 2009 (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, stockholders’ equity or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (B) the Company and the Subsidiaries, considered as one entity, have not incurred any material liability or obligation (including any off-balance sheet obligation), indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of the Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock.

(viii) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, were as of such date (A) independent public or certified public accountants as required by the Exchange Act, (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (C) a registered public accounting firm as defined by the Public Company Accounting Oversight Board.

(ix) Preparation of the Financial Statements. As of the date hereof, the financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity in all material respects with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved (“GAAP”), except as may be expressly stated in the related notes thereto. As of the date hereof, the financial data set forth in the Plan Documents fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Plan Documents.

(x) Company’s Accounting System. Subject to the material weaknesses and significant deficiencies described in subsection (xi) below, the Company makes and keeps accurate books and records and maintains a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (A) material transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(xi) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. Except as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, each of the Company and the Subsidiaries has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s principal executive officer and principal financial officer by others within the Company, and, except as described in this subsection (xi), such disclosure controls and procedures are effective to perform the functions for which they were established. The Company’s independent auditors and board of directors have been advised of: (A) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, (B) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls and (C) all material weaknesses, if any, in internal controls that have been identified by the Company to date; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xii) No Default; Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Except as disclosed in the Plan Documents, neither the Company nor any of the Subsidiaries is (A) in violation of its charter or by laws, (B) in default (or, with the giving of notice or lapse of time, would be in default or constitute a default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”), or (C) in violation of any law, administrative regulation or administrative or court decree applicable to the Company except with respect to clauses (B) and (C) of this sentence, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Change. The execution and delivery by the Company and the Guarantors of the Transaction Documents to which each is a party, the performance by each of its obligations under such Transaction Documents, and the consummation of the Transactions, including the issuance and sale of the Notes (1) will not result in any violation of the provisions of the charter or bylaws of the Company or any of the Subsidiaries, (2) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of the Subsidiaries pursuant to, or require the consent of any other party to any Existing Instrument or other third party and (3) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Subsidiaries except with respect to clauses (2) and (3) of this sentence, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events or violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any federal, state, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”), is required for the Company’s execution, delivery and performance of the Transaction Documents and consummation of the Transactions, except (w) with respect to the filing of a Current Report on Form 8-K with the Commission as may be required under the Securities Act and the Exchange Act , as the case may be, (x) as required by any state securities or “blue sky” laws, (y) for such consents, approvals, authorizations, orders, filings or registrations that have been obtained or made and are in full force and effect and (z) the filing of UCC financing statements as contemplated by the Collateral Agreements. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(xiii) No Material Actions or Proceedings. Except as disclosed in the Initial Financial Statements (defined below): (A) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending before any Governmental Authority, or to the knowledge of the Company, threatened against the Company or any of the Guarantors or affecting any Collateral (including any which challenge or otherwise pertain to the Company’s or any Guarantor’s title to any Collateral) before any Governmental Authority which could reasonably be expected to cause a Material Adverse Change or materially impair any Collateral, and (B) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Governmental Authority against the Company, any Guarantor or their respective stockholders, partners, members, directors or officers or affecting any Collateral or any of the Company’s or Guarantor’s material assets or property which could reasonably be expected to cause a Material Adverse Change. For purposes of this Agreement (1) the term “Initial Financial Statements” means (a) the audited annual Consolidated financial statements of the Company dated as of December 31, 2008 and (b) the unaudited quarterly Consolidated financial statements of the Company dated as of June 30, 2009 and (2) the term “Consolidated” refers to the consolidation of any person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such person and its properly consolidated subsidiaries

(xiv) All Necessary Permits. Each of the Company and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now conducted (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, cause a Material Adverse Change; each of the Company and the respective Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and to the Company’s knowledge no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results, or after notice or lapse of time would result in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received, or has any reason to believe that it has received or will receive, any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, cause a Material Adverse Change.

(xv) Title to Properties. Each of the Company and the Subsidiaries has good and marketable title to all real property owned by it and good title to all personal property owned by it and good and marketable and indefeasible title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens (other than the security interests, liens or encumbrances permitted under the Indenture) with only such exceptions as would not, individually or in the aggregate, cause a Material Adverse Change. All Existing Instruments to which the Company or any of its respective Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, cause a Material Adverse Change.

(xvi) Tax Law Compliance. Each of the Company and the Subsidiaries has filed all United States Federal income Tax returns and all other material Tax returns that are required to be filed by it and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by any of the Company or the Subsidiaries and all other penalties or charges, except Taxes which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP. The charges, accruals and revenues on the books of each of the Company and the Subsidiaries in respect of Taxes and other governmental charges are, in the opinion of the Company, adequate. Neither the Company nor any of the Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal or other Taxes. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(xvii) Compliance with Environmental and Other Laws. Except where the failure of any of the following to be true could not reasonably be expected to result in Environmental Liabilities, individually or in the aggregate, in excess of $5,000,000: (A) the Company and the Subsidiaries are and have been during the applicable statute of limitations conducting their businesses and owning and operating their properties in compliance with all applicable laws, rules and regulations, including Environmental Laws, and have, are in compliance with all Permits necessary under applicable laws for the operation of their business and all such Permits are in full force and effect; (B) none of the operations or properties of the Company or any Subsidiary is the subject of federal, state or local investigation evaluating whether any remedial action is needed to respond to a Release or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (C) there are no facts, circumstances or conditions at any of the Oil and Gas Properties that are likely to give rise to any costs or liability under Environmental Laws; (D) none of the Company and the Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is (1) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (2) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or any Subsidiary for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); (E) none of the Company and the Subsidiaries has received written notice or has knowledge of (1) any notice of violation, claim, investigation, or inquiry under Environmental Laws or regarding any violation of, or any liability under, Environmental Laws at any of the Oil and Gas Properties or (2) the revocation or potential revocation of any Permit required under applicable Laws or that any application for any new Permit or renew of any existing Permit will be protested or denied; (F) there has been no Release or, to the Company’s knowledge, threatened Release of Hazardous Materials at, on, under or from any property owned or operated by the Company or any of the Subsidiaries and (G) the Company and the Subsidiaries have provided to the Purchasers complete and correct copies of all environmental site assessment reports, investigation, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) related to the operations and property of the Company and the Subsidiaries. For purposes of this Agreement, (a) the term “Environmental Laws” means any and all laws and Permits pertaining to the prevention of pollution, remediation of contamination or restoration of environmental quality, protection of human health or the environment (including natural resources), or workplace health and safety, including without limitation the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Oil Pollution Act of 1990; the Outer Continental Shelf Liability Act; and all similar requirements of law of any Governmental Authority and all amendments to such requirements of law and all regulations implementing any of the foregoing in effect in any and all jurisdictions in which the Company or any Subsidiary is conducting, or at any time has conducted, business, or where any property of the Company or any Subsidiary is or has been located, (b) the term “Environmental Liabilities” means all liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against the Company or any Subsidiary as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by the Company or any Subsidiary, whether on, prior or after the date hereof, (c) the term “Hazardous Materials” means and includes each substance defined, designated or classified as a hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes and any petroleum, petroleum products, petroleum substances, crude oil or oil or gas exploration or production wastes, (d) the term “Oil and Gas Properties” means (i) all oil, gas and/or mineral leases, oil, gas or mineral properties, mineral servitudes and/or mineral rights of any kind (including, without limitation, mineral fee interests, lease interests, farmout interests, overriding royalty and royalty interests, net profits interests, oil payment interests, production payment interests and other types of mineral interests), and all oil and gas gathering, treating, storage, processing and handling assets, (ii) all oil and gas gathering treating, storage, processing and handling assets, (iii) all pipelines, and (iv) all platforms, wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment, (e) the term “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing and (f) the term “Remedial Action” means all actions required to (i) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (ii) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

(xviii) No Restrictions on Payments of Dividends. Except as provided in the GE Credit Agreement, the Indenture and the Subordination Agreement (defined below), as of the Closing Date, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(xix) Insurance. The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, cause a Material Adverse Change.

(xx) Company Not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”). The Company is not, and after receipt of payment for the Notes will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(xxi) No Price Stabilization or Manipulation; Compliance with Regulation M, etc. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of any security of the Company, whether to facilitate the sale or resale of the Notes or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(xxii) No Registration Required Under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 1(b) and the compliance of such parties with the agreements set forth herein, it is not necessary, in connection with the initial issuance and sale of the Notes from the Company to the Purchasers in the manner contemplated by the Transaction Documents, to register such initial issuance and sale of the Notes under the Securities Act.

(xxiii) Collateral.

(A) In the case of Collateral constituting certificated securities or instruments, upon delivery to the Collateral Agent of the relevant certificates or instruments representing or evidencing such Collateral in accordance with the relevant Collateral Agreements (and in accordance with the Subordination Agreement (defined below)), the Collateral Agent will obtain a valid and perfected security interest in such Collateral for the ratable benefit of the Secured Parties, subject only to the Liens permitted under the Indenture, in each case, to the extent that a security interest in such Collateral may be perfected by possession.

(B) Upon filing of (1) Uniform Commercial Code financing statements in the appropriate filing office naming the Company or the applicable Guarantor as the debtor and the Collateral Agent as the secured party and providing a sufficient description of the Collateral with respect to which the Company or the applicable Guarantor has purported to grant a security interest, (2) any filings required with the United States Patent and Trademark Office with respect to such portion of the Collateral constituting registered patents and registered trademarks and (3) any filings required with the United States Copyright Office with respect to such portion of the Collateral constituting registered copyrights, the security interests granted pursuant to the Security Agreement in respect of such Collateral will constitute valid and perfected security interests, subject only to the Liens permitted under the Indenture, on such Collateral described therein for the ratable benefit of the Secured Parties to the extent that a security interest in such Collateral may be perfected by such filings.

(C) Each Deed of Trust will be effective to grant a legal and valid mortgage Lien on all of the mortgagor’s right, title and interest in the property covered thereby (in each case, the “Deed of Trust Property”). When each Deed of Trust is duly recorded in the proper recorder’s office or appropriate public records and the related recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state or local law applicable to the recording of real estate mortgages generally, each such Deed of Trust shall constitute a valid and perfected security interest in the related Deed of Trust Property, for the ratable benefit of the Secured Parties, subject only to the Liens permitted under the Indenture.

(xxiv) Collateral Agreements. Each Collateral Agreement creates a valid and enforceable Lien in favor of the Collateral Agent for the benefit of the Secured Parties in, all Collateral subject to such Collateral Agreement, which Lien will secure the repayment of the Notes and the other obligations purported to be secured thereby; except that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity). The representations and warranties of the Company in the Collateral Agreements are true and correct (if such representations and warranties are not already qualified with respect to materiality) in all material respects.

(xxv) Certificates. Each certificate signed by any officer of the Company and delivered to the Purchasers shall be deemed a representation and warranty by the Company (and not individually by such officer) to the Purchasers with respect to the matters covered thereby.

The Company acknowledges that the Purchasers and, for purposes of the opinion to be delivered pursuant to Section 4 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(b) Representations, Warranties and Agreements of the Purchasers. Each of the Purchasers severally represents, warrants and covenants to, and agrees with, the Company as follows as to itself (it being understood that no Purchaser makes any representation, warranty, covenant or agreement to any other Purchaser or to the Company on behalf of any other Purchaser):

(i) Purchase Qualifications. The Purchaser: (A) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Notes, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Notes; (B) is acquiring the Notes set forth in Appendix 1 in the ordinary course of its business and for its own account or the account of another accredited investor for investment only and not with a view to distribute any of such Notes except pursuant to sales registered or exempted under the Securities Act or in a transaction that is not subject to the Securities Act and in compliance with applicable Federal and state securities laws; (C) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Notes except in compliance with the Securities Act and any applicable Federal state securities laws; (D) does not have any arrangement or understanding with any other persons regarding the distribution of such Notes; (E) or its representatives, if any, have been furnished with, or have had access to, all materials relating to the business, finances and operations of the Company (including all reports filed with the Commission) and materials relating to the offer and sale of the Notes which have been requested by such Purchaser, including the Plan Documents; such Purchaser, or its representatives, if any, have been afforded the opportunity to ask questions of and perform customary due diligence regarding, the Company; and neither such inquiries and due diligence nor any other due diligence investigations conducted by the Purchaser, or its representatives, if any, shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Section 1(a) above; and (F) understands that its investment in the Notes involves a significant degree of risk including a risk of total loss of Purchaser’s investment, and the Purchaser is fully aware of and understands all the risk factors related to the Purchaser’s purchase of the Notes. Subject to clauses (B) and (C) of the preceding sentence, nothing herein shall be deemed a representation or warranty of the Purchaser to hold the Notes for any period of time.

(ii) Securities Act Status. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

(iii) Private Placement, Legend. The Purchaser understands and acknowledges that the Notes are being offered in transactions not involving any public offering within the meaning of the Securities Act, that the initial offering and issuance of the Notes have not been registered under the Securities Act or any other securities law and that (A) if in the future it decides to resell, pledge or otherwise transfer any Notes that it purchases hereunder, those Notes, absent an effective registration statement under the Securities Act, may be resold, pledged or transferred only pursuant to an applicable exemption from registration under the Securities Act in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that (B) it will, and each subsequent holder of any of the Notes that it purchases in this offering is required to, notify any subsequent purchaser of such Notes from it or subsequent holders, as applicable, of the resale restrictions referred to in clause (A) above. In addition, the Purchaser understands that the Notes will bear a legend stating, among other things, that the Securities are restricted under the federal securities laws unless the Company determines otherwise in compliance with applicable law.

(iv) Due Authorization, Etc. The Purchaser has all necessary power and authority to execute and deliver each of the Transaction Documents to which it is a party; each of such Transaction Documents has been duly authorized by the Purchaser; assuming that each of such Transaction Documents is the valid and binding agreement of each of the parties thereto (other than the Purchaser), each of such Transaction Documents constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(v) Principal Executive Offices. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s signature on the signature page hereto.

(vi) Reliance on Purchaser’s Statements. The Purchaser acknowledges that the Company will rely upon the trust and accuracy of the foregoing acknowledgements, representations and agreements and the Purchaser hereby consents to such reliance.

Section 2. Purchase, Sale & Delivery of the Notes.

(a) Purchase and Sale of the Notes. Subject to the satisfaction or waiver of the conditions set forth in Section 4 below, the Company will issue and sell to the Purchasers and each of the Purchasers severally agrees to purchase from the Company, upon the terms, conditions and other provisions set forth herein, the aggregate principal amount of Notes set forth in Appendix 1 to this Agreement for the purchase price set forth therein (the “Purchase Price”).

(b) Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 4 below, the closing of the purchase and sale of the Notes (the “Closing”) shall occur on September 21, 2009 (the “Closing Date”) at the offices of Jones Day, 717 Texas, Suite 3300, Houston, Texas 77002, or such other location on which the Company and the Purchasers mutually agree.

(c) Form of Payment. On the Closing Date, (i) the applicable Purchaser shall pay the applicable Purchase Price to the Company for Notes to be issued and sold to such Purchaser by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, pursuant to the amounts set forth on Appendix 1, and (ii) the Company shall deliver to the applicable Purchasers certificates duly executed on behalf of the Company representing the principal amount of Notes set forth on Appendix 1.

Section 3. Additional Covenants and Agreements. The Company further covenants and agrees with the Purchasers as follows:

(a) Form D and Blue Sky Compliance. The Company agrees to file a Form D with respect to the Notes as required under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Notes for, sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(b) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described in the Sources and Uses Funds Flow Memorandum attached hereto as Exhibit B.

(c) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

(d) DTC. The Company will: (i) use commercially reasonable efforts to assist the Purchasers in obtaining approval of the Notes by The Depository Trust Company (“DTC”) for “book entry” transfer through the facilities of DTC and will take all such actions in a timely manner as may be required or requested by the Purchasers to exchange Notes issued in certificated form for Notes in global form, and (ii) comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(e) No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes, whether to facilitate the sale or resale of the Notes or otherwise.

Section 4. Conditions of the Purchasers’ Obligations.

(a) Conditions to the Company’s Obligations to Sell the Notes. The obligation of the Company hereunder to issue and sell the Notes to the Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) receipt by the Company of same-day funds in the full amount of the Purchase Price for the Notes being purchased hereunder;

(ii) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings by such Purchasers prior to the Closing;

(iii) the entering into and closing of the GE Credit Agreement and the GE Collateral Documents and the consummation of all transaction contemplated thereunder, in each case, contemporaneously with the Closing; and

(iv) contemporaneously with the Closing, (A) the Plan shall have become effective and the order confirming such Plan shall have become final and nonappealable, (B) all allowed claims against the Company and its subsidiaries under the Plan that are required to be paid on the Closing Date shall have been satisfied, terminated or otherwise discharged in full, (C) the Company’s unsecured notes shall have been converted into the common stock of the Company, and (D) the Company and its subsidiaries shall have successfully exited from Chapter 11 protection.

(b) Conditions to the Purchasers’ Obligations to Purchase the Notes. The obligation of each Purchaser hereunder to purchase Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion:

(i) Opinion of Counsel for the Company. On the Closing Date, the Purchasers shall have received the opinion of Vinson & Elkins L.L.P., counsel for the Company, dated as of such Closing Date, in form and substance reasonably satisfactory to the Purchasers as set forth in Exhibit A.

(ii) Officers’ Certificate. On the Closing Date, the Purchasers shall have received a written certificate executed by the Chief Restructuring Officer or President of the Company and the Principal Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that:

(A) there has not occurred any Material Adverse Change since June 30, 2009;

(B) the representations and warranties of the Company set forth in Section 1(a) of this Agreement are true and correct as of the date made and as of the Closing Date; and

(C) the Company has complied with or performed all covenants and agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(iii) Transaction Documents. A definitive, executed copy of each of the Transaction Documents in form and substance reasonably satisfactory to the Purchasers and duly executed and delivered by the Company and the other parties thereto, and the Notes, duly executed and delivered by the Company and, as applicable, duly authenticated by the Trustee, shall have been delivered to each of the Purchasers.

(iv) No Injunction. The sale of the Notes shall not be enjoined (temporarily or permanently) on the Closing Date and the purchase of the Notes by the Purchasers shall be legally permitted by all laws and regulations to which the Company and the Purchasers are subject.

(v) Collateral Agreements. The Collateral Agent shall have received (with a copy for the Purchasers):

(A) appropriately completed copies of Uniform Commercial Code financing statements naming the Company or the applicable Guarantor as a debtor and the Collateral Agent as the secured party and providing a sufficient description of the Collateral with respect to which the Company or the applicable Guarantor has purported to grant a security interest, or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Collateral Agreements;

(B) appropriately completed copies of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than the Liens permitted under the Indenture) of any person in any Collateral described in or subject to any Collateral Agreement previously granted by any person;

(C) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC 11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company as the debtor, together with copies of such financing statements (none of which shall cover any Collateral described in any Security Agreement, other than such financing statements that evidence the Liens permitted under the Indenture and other than such financing statements in respect of which a Form UCC 3 termination statement is to be filed on the Closing Date);

(D) such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent; and

(E) the Collateral Agent and its counsel shall be satisfied that (i) the Liens granted to the Collateral Agent, for the benefit of the Secured Parties in the Collateral described above is of the priority described in the Indenture and Collateral Agreements; and (ii) no Lien exists on any of the Collateral described above other than the Liens created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to any Collateral Agreement, in each case subject to the security interests, liens or encumbrances permitted under the Indenture.

(vi) Filing of Financing Statements. Provision shall have been made for (i) the filing of all Uniform Commercial Code financing statements or other similar financing statements in connection with the Collateral Agreements, (ii) the filing of all Uniform Commercial Code Form UCC-3 termination statements necessary to release all Liens (other than the security interests, liens or encumbrances permitted under the Indenture) of any person in any Collateral described in or subject to any Collateral Agreement previously granted by any person, (iii) the recording of the Deeds of Trust in the proper recorder’s office or appropriate public records, and (iv) the payment of all filing and recording fees, taxes and other costs in respect of the matters described in clauses (i) through (iii) above, in each case on or before the Closing Date.

(vii) Additional Documents. On or before the Closing Date, the Purchasers shall have received such information and documents as they may reasonably require in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(viii) Payment of Expenses. At the Closing, the Company shall pay (or reimburse the Purchasers for) the fees and expenses of the Purchasers specified in Section 6(a) as payable by the Company.

(ix) GE Credit Agreement. Contemporaneously with the Closing, the Company and the other parties thereto shall have entered into the GE Credit Agreement and the GE Collateral Documents and consummated all of the transactions contemplated thereunder.

(x) Effectiveness of Plan. Contemporaneously with the Closing, (A) the Plan shall have become effective and the order confirming such Plan shall have become final and nonappealable, (B) all allowed claims against the Company and its subsidiaries under the Plan that are required to be paid on the Closing Date shall have been satisfied, terminated or otherwise discharged in full, (C) the Company’s unsecured notes shall have been converted into common stock of the Company, and (D) the Company and its subsidiaries shall have successfully exited from Chapter 11 protection.

Section 5. Effectiveness of this Agreement and Survival.

(a) Effectiveness. This Agreement shall become effective upon signing by the parties hereto.

(b) Survival. The respective representations, warranties and other statements of the Company and its officers and the agreements, covenants and the indemnities set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder or any termination of this Agreement (for whatever reason).

Section 6. Miscellaneous.

(a) Expenses. The Company shall pay to the Purchasers or their respective designee(s) (in addition to any other expense amounts paid to any Purchaser prior to the date of this Agreement) all reasonable costs and expenses incurred by the Purchasers associated with the transactions contemplated by the Transaction Documents (including, without limitation, all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents, due diligence in connection therewith and any workout, collection, bankruptcy or enforcement in connection therewith). Except as specified in this Section 6(a), each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Notes.

(b) No Fiduciary Relationship. The Company hereby acknowledges that the Purchasers are acting solely as purchasers in connection with the purchase and sale of the Notes. The Company further acknowledges that the Purchasers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Purchasers act or be responsible as a fiduciary to the Company or its subsidiaries or their management, stockholders or creditors or any other person in connection with any activity that the Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Company or its subsidiaries, either in connection with the Transactions or any matters leading up to such Transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Purchasers agree that they are each responsible for making their own independent judgments with respect to any such Transactions and that any opinions or views expressed by the Purchasers to the Company regarding such Transactions, including, but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company. The Company and its subsidiaries hereby waive and release, to the fullest extent permitted by law, any claims that the Company and its subsidiaries may have against the Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or its subsidiaries in connection with the Transactions or any matters leading up to such Transactions.

(c) Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

(A) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at: Energy Partners, Ltd., Address: 201 St. Charles Ave., Suite 3400, New Orleans, Louisiana 70170-1026, Attn: John H. Peper (fax: (504) 569-1874; telephone; (504) 799-1908; email: jpeper@eplweb.com)

(B) with a copy to Vinson & Elkins L.L.P., Address: Trammell Crow Center, 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, Attn: Paul E. Heath (fax: (214) 220-7716; telephone (214) 220-7700; email: pheath@velaw.com); and

(C)(if to a Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to the address set forth immediately below such Purchaser’s name on the signature page hereto;

(D) with a copy to Jones Day, Address: 717 Texas, Suite 3300, Houston, Texas 77002, Attention: J. Mark Metts (fax: (832) 239-3600; telephone: (832) 239-3939; email: markmetts@jonesday.com).

Any party hereto may change the address for receipt of communications by giving written notice to the others.

(d) Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons of each party hereto and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Purchaser.

(e) Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(f) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the Transactions may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.

(g) General Provisions. This Agreement, the Indenture and the Collateral Agreements constitute the entire agreement of the parties to this Agreement and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The failure by any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(h) Subordination. The obligations and indebtedness under, governed by or evidenced by the Notes and the Transaction Documents are subject in all respects to the Subordination Agreement, dated as of September 21, 2009, among General Electric Capital Corporation, the Trustee, and the Company, as amended from time to time (the “Subordination Agreement”), such obligations and indebtedness under, governed by or evidenced by the Notes and the Transaction Documents are junior, subordinate and inferior in all respects to the Senior Obligations (as defined in the Subordination Agreement) in accordance with the terms of the Subordination Agreement, and each Purchaser acknowledges and agrees to be bound by the terms thereof, and hereby expressly and irrevocably authorizes the Trustee to execute, deliver and perform any and all such obligations and duties of such Purchaser under the Subordination Agreement for, on behalf of, and in the stead of, such Purchaser.

(i) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

(j) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(k) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase the Notes pursuant to the Transaction Documents has been made by the Purchaser independently of, and without reliance on, any other Purchaser or any other Purchaser’s legal counsel or financial advisors. Nothing contained herein or in any Transaction Document, and no action taken by a Purchaser pursuant thereto, shall be deemed to constitute such Purchaser, together with the other Purchasers, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that none of the other Purchasers has acted as agent for such Purchaser in connection with making its investment hereunder and that none of the other Purchasers will be acting as agent of such Purchaser in connection with monitoring its investment in the Notes or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and its shall not be necessary for any of the other Purchaser to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, the undersigned Purchasers, the Company and the Guarantors have caused this Agreement to be duly executed as of the date first above written.

ENERGY PARTNERS, LTD.

By:	/s/ Alan D. Bell
Alan D. Bell
Chief Restructuring Officer

DELAWARE EPL OF TEXAS, L.L.C.

By:	/s/ Alan D. Bell
Alan D. Bell Chief Restructuring Officer

EPL OF LOUISIANA, L.L.C.

By:	/s/ Alan D. Bell
Alan D. Bell Chief Restructuring Officer

EPL PIONEER HOUSTON, INC.

By:	/s/ Alan D. Bell
Alan D. Bell Chief Restructuring Officer

EPL PIPELINE, L.L.C.

By:	/s/ Alan D. Bell
Alan D. Bell Chief Restructuring Officer

FARALLON CAPITAL PARTNERS LP
FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.
FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

BY:	Farrallon Partners, L.L.C.,
Its General Partner

By:	/s/ Rajiv A. Patel
Name:	Rajiv A. Patel
Title:	Managing Member

Address:

c/o Farallon Capital Management, LLC One Maritime Plaza, Suite 2100 San Francisco, CA 94111

THE K2 PRINCIPAL FUND L.P.

By:	/s/ Shawn Kimel
Name:	Shawn Kimel
Title:	Managing Partner

Address:

200-444 Adelaide Street West Toronto, ON M5V 1S7

THIRD POINT PARTNERS QUALIFIED LP

By:	/s/ James P. Gallagher
Name:	James P. Gallagher
Title:	CAO

Address:

390 Park Avenue
18th Floor
New York, New York 10022

THIRD POINT PARTNERS LP

By:	/s/ James P. Gallagher
Name:	James P. Gallagher
Title:	CAO

Address:

390 Park Avenue
18th Floor
New York, New York 10022

THIRD POINT OFFSHORE MASTER FUND LP

By:	/s/ James P. Gallagher
Name:	James P. Gallagher
Title:	CAO

Address:

390 Park Avenue
18th Floor
New York, New York 10022

THIRD POINT ULTRA MASTER FUND LP

By:	/s/ James P. Gallagher
Name:	James P. Gallagher
Title:	CAO

Address:

390 Park Avenue
18th Floor
New York, New York 10022

WEXFORD SPECTRUM INVESTORS LLC

By:	/s/ Arthur Amron
Name:	Arthur Amron
Title:	Vice President and Assistant Secretary

Address:

c/o Wexford Capital LP
411 West Putnam Avenue
Greenwich, CT 06830

WEXFORD CATALYST INVESTORS LLC

By:	/s/ Arthur Amron
Name:	Arthur Amron
Title:	Vice President and Assistant Secretary

Address:

c/o Wexford Capital LP
411 West Putnam Avenue
Greenwich, CT 06830

DEBELLO INVESTORS LLC

By:	/s/ Arthur Amron
Name:	Arthur Amron
Title:	Vice President and Assistant Secretary

Address:

c/o Wexford Capital LP
411 West Putnam Avenue
Greenwich, CT 06830

WHITEBOX HEDGED HIGH YIELD PARTNERS, LP

By:	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	COO

Address:

3033 Excelsior Blvd., Suite 300
Minneapolis, MN 55416

WHITEBOX COMBINED PARTNERS, LP

By:	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	COO

Address:

3033 Excelsior Blvd., Suite 300
Minneapolis, MN 55416

DOUBLE BLACK DIAMOND OFFSHORE, LTD.

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

Address:

UBS Fund Services (Cayman) Ltd.
UBS House, 227 Elgin Avenue
PO Box 852
Grand Cayman KY1-1103
Cayman Islands

With copies to:

Carlson Capital, L.P.
2100 McKinney Avenue
16th Floor
Dallas, TX 75201

BLACK DIAMOND OFFSHORE, LTD.

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

Address:

UBS Fund Services (Cayman) Ltd.
UBS House, 227 Elgin Avenue

PO Box 852
Grand Cayman KY1-1103
Cayman Islands

With copies to:

Carlson Capital, L.P.
2100 McKinney Avenue
16th Floor
Dallas, TX 75201

Appendix 1

Purchase Information

Purchaser (Name for Securities to be Registered in)	Principal Amount of Note	Aggregate Purchase Price
Double Black Diamond Offshore, Ltd.	8,787,645.00	7 ,908,880.50
Black Diamond Offshore, Ltd.	462,508.00	416,257.20
Farallon Capital Partners, L.P.	6,032,283.00	5 ,429,054.70
Farallon Capital Institutional Partners, L.P.	5,759,058.00	5 ,183,152.20
Farallon Capital Institutional Partners II, L.P.	366,003.00	3 29,402.70
The K2 Principal Fund L.P.	9,941,373.00	8 ,947,235.70
Third Point Partners Qualified LP	1,442,911.00	1 ,298,619.90
Third Point Partners LP	745,006.00	670,505.40
Third Point Offshore Master Fund LP	5,063,038.00	4 ,556,734.20
Third Point Ultra Master Fund LP	1,125,008.00	1 ,012,507.20
Wexford Spectrum Investors LLC	10,677,443.00	9 ,609,698.70
Wexford Catalyst Investors LLC	3,069,747.00	2 ,762,772.30
Debello Investors LLC	2,923,415.00	2 ,631,073.50
Whitebox Hedged High Yield Partners, LP	2,358,281.00	2 ,122,452.90
Whitebox Combined Partners, LP	2,358,281.00	2 ,122,452.90
Total	61,112,000.00	55,000,800.00

App 1-1

Exhibit A

Opinion of Vinson & Elkins L.L.P., Counsel for the Company, to be delivered pursuant to Section 4(b)(i) of the Purchase Agreement

[Form of final opinion to be attached]

Ex A-1

Exhibit B

Sources and Uses

Funds Flow Memorandum

Ex B-1